Exhibit 99.1

Cornerstone OnDemand Signs Definitive Agreement to Acquire Evolv

Acquisition Provides Cornerstone with Best-in-Class Machine Learning and Data Science Platform to Accelerate Cornerstone’s Big Data Strategy

•	Accelerates Cornerstone’s roadmap for workforce planning and predictive analytics

•	Provides seasoned team with deep machine learning and big data analytics experience

•	Strengthens Cornerstone’s core talent management suite

SANTA MONICA, Calif. – October 7, 2014 – Cornerstone OnDemand (NASDAQ:CSOD), a global leader in cloud-based talent management solutions, today announced that the company has entered into a definitive agreement to acquire privately-held Evolv Inc. With its best-in-class machine learning and data science platform, the acquisition of Evolv will allow Cornerstone clients to leverage the power of big data analytics to make better workforce decisions.

Named one of the world’s top 10 most innovative companies in Big Data, Evolv’s platform helps leading organizations utilize relevant internal and external data to objectively evaluate the skills, work experience and personalities of their employees and job candidates. Cornerstone expects that same technology to serve as the engine to derive insights on the massive data set accumulated by the company over the past decade from its more than 1,800 global clients.

The acquisition of Evolv is expected to expand Cornerstone clients’ ability to make intelligent workforce decisions by providing:

•	Machine Learning Platform Technology. Evolv applies sophisticated predictive models and algorithms to large sets of data for extracting insights from the noise, identifying patterns and uncovering the true drivers of workforce performance.

•	Data Science. Evolv’s team of data scientists has applied several state-of-the-art statistical methodologies and econometric techniques to improve the predictive capabilities of its solutions.

•	Big Data Infrastructure. Evolv has built highly scalable big data analytics leveraging modern Hadoop, HBase and Hive Big Data technologies to process and analyze massive data sets.

With over 15 million users in 191 countries, Cornerstone’s system of engagement captures vast amounts of data on the workforce, including key talent, organizational and collaboration data. Cornerstone believes that the acquisition of Evolv will enable Cornerstone to immediately deliver best-in-class machine learning and predictive analytics capabilities to complement Cornerstone’s organically-developed talent management suite. Additionally, the combination extends the value proposition of existing Cornerstone applications by providing data-driven recommendations to clients seamlessly across the unified talent suite.

“We have seen the talent management market advance over the last decade, as global organizations shifted from a focus on process automation through client server solutions to a focus on employee engagement through a consumerized, unified talent management suite. Now we are moving to the next generation of data-driven talent management in a world of big data,” said Adam Miller, President and CEO of Cornerstone OnDemand. “Evolv has built a reputation as a leader in big data analytics, and together we have a huge opportunity to deliver even more value to organizations leveraging our solutions.”

“There are so many untapped opportunities for employers to improve their decision-making using data that already exists,” said Max Simkoff, CEO of Evolv. “We are extremely excited to apply our machine learning and data science expertise to Cornerstone’s organically-developed, unified talent management platform to help organizations find these new insights.”

Cornerstone anticipates that the combination will accelerate its analytics roadmap and develop a number of big data solutions for its clients, including Cornerstone View, Cornerstone Insights, Cornerstone Selection and Cornerstone Recommendations.

Under the terms of the proposed acquisition, Cornerstone will acquire Evolv for approximately $42.5 million in cash, subject to certain adjustments. In addition, Cornerstone will assume up to $2.0 million in debt and will grant certain Evolv employees restricted stock units covering up to 200,000 shares of Cornerstone common stock, subject to customary vesting requirements. The acquisition has been approved by the board of directors of Cornerstone and Evolv and is expected to close within 30 days, subject to customary closing conditions.

Cornerstone does not believe the transaction will have a material impact on its non-GAAP financial metrics in 2014. Management plans to further discuss the impact of the acquisition and provide an update to its financial outlook as part of its upcoming Q3 financial results conference call.

About Evolv

Evolv is a big data company that helps solve workforce performance issues for the C-suite by utilizing a configurable cloud services platform. Evolv’s patent-pending technology platform unifies and supplements existing data from current systems, then utilizes that dataset to identify fact-based workforce insights that drive measurable ROI. By using an objective, data-driven methodology, Evolv helps companies uncover the core reasons behind workforce performance, enabling executives to make better operational business decisions that generally result in tens of millions of dollars in measurable value per year. Evolv was recently named one of the world’s top 10 most innovative companies in Big Data by Fast Company Magazine. The company, founded in 2007, is based in San Francisco, CA.

About Cornerstone OnDemand

Cornerstone OnDemand is a leader in cloud-based applications for talent management. The company’s solutions help organizations recruit, train, manage and engage their employees, empowering their people and increasing workforce productivity. Based in Santa Monica, California, the company’s solutions are used by over 1,800 clients worldwide, spanning more than 15.5 million users across 191 countries and 42 languages. To learn more about Cornerstone, visit csod.com, csod.com/blog, twitter.com/CornerstoneInc and facebook.com/CSODcommunity.

Forward-Looking Statements

This press release contains forward-looking statements about the expectations, beliefs, plans, intentions and strategies of Cornerstone relating to its acquisition of Evolv. Such forward-looking statements include statements regarding future product offerings; expected benefits to Cornerstone and its customers; expected financial impact of the acquisition on Cornerstone; and plans regarding the integration of Evolv’s products with Cornerstone’s. These statements reflect the current beliefs of Cornerstone and are based on current information available to Cornerstone as of the date hereof, and Cornerstone does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made. The ability of Cornerstone to achieve these business objectives involves many risks and uncertainties that could cause actual outcomes and results to differ materially and adversely from those expressed in any forward-looking statements. These risks and uncertainties include the failure to achieve expected synergies and efficiencies of operations between Cornerstone and Evolv; the ability of Cornerstone and Evolv to successfully integrate their respective market opportunities, technology, products, personnel and operations; the failure to timely develop and achieve market acceptance of combined products and services; the potential impact on the business of Evolv as a result of the acquisition; the loss of any Evolv customers; the ability to coordinate strategy and resources between Cornerstone and Evolv; the ability of Cornerstone and Evolv to retain and motivate key employees of Evolv; general economic conditions; as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Cornerstone’s Form 10-Q filed with the Securities and Exchange Commission on August 7, 2014 for the quarter ended June 30, 2014, which is available on the Investor Relations section of our website at csod.com and on the SEC website at www.sec.gov.